KPMG LLP
Chartered Accountants
PO Box 10426 777 Dunsmuir Street	Telephone (604) 691-3000
Vancouver BC V7Y 1K3	Telefax (604) 691-3031
Canada	www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Northgate Minerals Corporation

We consent to the use of our auditors' report and our additional comments for U.S readers on Canada-U.S. reporting difference related to changes in accounting policies, both dated February 18, 2005, included in this annual report on Form 40-F.

KPMG LLP (signed)

Chartered Accountants

Vancouver, Canada
February 18, 2005

KPMG LLP, a Canadian limited liability partnership is the Canadian member of KPMG International, a Swiss nonoperating association.